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                                                                     EXHIBIT 24

                                POWER OF ATTORNEY

     Each of the undersigned Directors of Teleflex Incorporated, a Delaware corporation (the "Company"), hereby appoints Jeffrey P. Black, Harold L. Zuber, Jr. and Steven K. Chance, and each of them, with full power of substitution, to act as his or her attorney-in-fact to execute, on behalf of the undersigned, the Company's Annual Report on Form 10-K for the fiscal year ended December 29,
2002


     IN WITNESS WHEREOF, this Power of Attorney is executed this 27th day of January, 2003.

/s/ Patricia C. Barron                          /s/ L. K. Black
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Patricia C. Barron                              Lennox K. Black

/s/ Jeffrey P. Black                            /s/ Donald Beckman
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Jeffrey P .Black                                Donald Beckman

/s/ William R. Cook                             /s/ Joseph S. Gonnella
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William R. Cook                                 Joseph S. Gonnella

/s/ Palmer E. Retzlaff                          /s/ Sigismundus W. W. Lubsen
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Palmer E. Retzlaff                              Sigismundus W. W. Lubsen

/s/ James W. Stratton
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James W. Stratton